UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 19, 2014

Date of Report

(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

Share Repurchase Program

On February 19, 2014, First Federal Bancshares of Arkansas, Inc. (the “First Federal”) announced that its Board of Directors approved a share repurchase program permitting First Federal to repurchase up to $1 million of its common stock over the next 12 months.

The foregoing summary is qualified in its entirety by reference to First Federal’s press release announcing the repurchase program filed as Exhibits 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Extension of Bear State

On February 19, 2014, Bear State Financial Holdings, LLC (“Bear State”), First Federal’s principal shareholder owning approximately 79% of First Federal’s common stock (assuming full exercise of the outstanding warrants held by it), notified First Federal that its members agreed to extend the duration of Bear State for two (2) additional years by extending the automatic termination under Bear State’s Operating Agreement until June 27, 2016. The Bear State Operating Agreement was scheduled to terminate on June 27, 2014.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. First Federal has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) to register the shares of First Federal common stock to be issued in the proposed merger with First National Security Company (“FNSC”). The registration statement includes a joint proxy statement/prospectus that, upon effectiveness of the registration statement, will be provided to the shareholders of First Federal and FNSC at no expense to them. INVESTORS AND SHAREHOLDERS OF FIRST FEDERAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MATTERS TO BE VOTED ON AT THE FIRST FEDERAL SPECIAL MEETING, INCLUDING THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by First Federal at First Federal’s website at http://www.ffbh.com, Investor Relations, or by contacting John Adams, by telephone at (870) 741-7641.

Interests of Participants

First Federal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from First Federal’s shareholders in connection with the proposed merger with FNSC and the other items to be voted on at the special meeting. Information regarding First Federal’s directors and executive officers is set forth in First Federal’s proxy statement for its 2013 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which were filed with the SEC on April 26, 2013 and March 8, 2013, respectively. Additional information about First Federal’s directors and executive officers and other persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and the other items to be voted on at the special meeting is contained in the joint proxy statement/prospectus filed with the SEC.

Item 9.01.   Financial Statements and Exhibits.

(d)         Exhibits

Number	Description

99.1	First Federal Press Release dated February 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

Date: February19, 2014	By:	/s/ Christopher M. Wewers
	Name:	Christopher M. Wewers
	Title:	President and Chief Executive Officer